EXHIBIT 10.3

                         Commonwealth Energy (USA) Inc.
             7500 College Blvd. Suite 1215 Overland Park, KS. 66210
                      Telephone 913-469-5615 Fax 913-469-15






March 31, 2003


Mr. Lorne Torhjelm
211-2383 King George Hwy
White Rock, BC
Canada A4A 5A4


Dear Lorne:

This Letter Agreement ("the AGREEMENT") is entered into this ____ day of March 2003, between Empire Energy Inc. a Utah corporation ("Empire"), Commonwealth Energy (USA) Inc. ("Commonwealth"), and Lorne Torhjelm an individual ("Torhjelm").

WHEREAS, Empire acquired Commonwealth Energy Corp. a Canadian Company and subsidiaries including Commonwealth Energy (USA) Inc. during 2001, and

WHEREAS, Torhjelm, was an officer and director of both Commonwealth Energy Corp. the Canadian Company and Commonwealth Energy (USA) Inc. prior to Empire acquiring both companies, and

WHEREAS, Commonwealth Energy Corp. entered into a lease agreement with Culease Financial Services, dated November 12, 1999, to lease certain oil well equipment, and

WHEREAS, Culease Financial Services filed a Writ of Summons in the Supreme Court of British Columbia on August 7, 2002 under Vancouver Registry Action S024398 against defendants Empire Exchangeco Ltd., a subsidiary of Empire, Lorne Torhjelm and Robert C. Stewart to collect amounts due from the equipment lease. Subsequently, on August 23, 2002 Culease Financial Services obtained a Default Judgment against the defendants in the amount of CAN$34,315.82 plus interest and cost of CAN$1,427.53, copy of which is attached as Exhibit A, and

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WHEREAS, Commonwealth is the owner of a Promissory Note from Energas Corp., an unrelated company, in the amount of US $25,000 dated October 15, 1999 and attached as Exhibit B, and


NOW, THEREFORE, in consideration of the premises and of the mutual agreements, provisions and covenants herein contained, the parties hereto agree as follows:

     1. Commonwealth will assign the Energas note in the amount of US $25,000 to Torhjelm, and
     2. Torhjelm will pay and settle the Culease Financial Services judgment in the amount of CAN$34,315.82 plus all cost and interest and hold Empire, Commonwealth, affiliated companies, officers and directors of the companies harmless from any claim or cause of action from Culease Financial Services.


IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year written above.

Empire Energy Corp                          Lorne Torhjelm



By:______________________                   By: __________________________
      Norman Peterson, CEO                            Lorne Torhjelm



Commonwealth Energy (USA) Corp




By:______________________
      Norman Peterson, Treasurer